PWRW&G DRAFT

12/28/07

SALTON, INC. COMPLETES ACQUISITION

OF APN HOLDING COMPANY, INC.

LAKE FOREST, IL, December 28, 2007 - Salton, Inc. (Pink Sheets: SFPI) today announced that it has completed its acquisition of APN Holding Company, Inc., the parent of Applica Incorporated, which was accomplished through a merger of a wholly-owned subsidiary of Salton with and into APN. Completion of the transaction follows approval by Salton stockholders of all matters necessary for the acquisition by Salton of APN.

As a result, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, “Harbinger Capital Partners”), which were the sole stockholders of APN, became the controlling stockholders of Salton, owning approximately 92% of the outstanding shares of Salton’s common stock. Holders of Salton’s Series A Voting Convertible Preferred Stock (excluding Harbinger Capital Partners), Series C Nonconvertible (Non Voting) Preferred Stock (excluding Harbinger Capital Partners) and common stock (excluding Harbinger Capital Partners) outstanding immediately prior to the merger own approximately 3%, 3% and 2%, respectively, of the outstanding common stock of Salton immediately following the merger and related transactions.

In addition to the merger, the following transactions occurred in connection with the closing of the merger: (1) the automatic conversion of all outstanding shares of Salton’s Series A Voting Convertible Preferred Stock, including those held by Harbinger Capital Partners, into shares of Salton’s common stock; (2) the automatic conversion of all outstanding shares of Salton’s Series C Nonconvertible (Non Voting) Preferred Stock, including those held by Harbinger Capital Partners, into shares of Salton’s common stock; and (3) the exchange by Harbinger Capital Partners of approximately $90 million principal amount of Saltons’ second lien notes and approximately $15 million principal amount of Salton’s 2008 senior subordinated notes, for shares of a new series of non-convertible (non voting) preferred stock of Salton, bearing a 16% cumulative preferred dividend.

The combination of Salton and Applica creates one of the largest U.S. public companies focused on the small household appliance and pet supply products industries, with the scale and customer relationships to provide category leadership and efficiencies. The combined company has a broad portfolio of well recognized brand names such as Black & Decker®, George Foreman®, Russell Hobbs®, Toastmaster®, LitterMaid®, and Farberware®. Salton and its subsidiaries after the merger will continue to design, service, market and distribute a wide range of products under these brand names, including small kitchen and home appliances, pet and pest products, and personal care and wellness products.

The combination of Salton and Applica is expected to provide enhanced scale which should enable the combined company to reduce costs; attract new and expand existing customer relationships; capitalize on organic and external growth opportunities more effectively than either company could have on a stand alone basis; improve cost of goods through larger volume purchasing; and benefit from improved capital structure flexibility. In addition, Salton and Applica have complementary geographic strengths that can be utilized to enhance the distribution of each company’s products outside the United States. In particular, Salton’s business is well established in Europe, Australia and Brazil (with additional distribution in Southeast Asia, Middle East and South Africa), while Applica’s business is well established in Mexico, South America and Canada,

In connection with the closing of the Merger, each member of Salton’s board of directors resigned effective upon the closing and Harbinger Capital Partners’ designees – Lawrence M. Clark Jr., Eugene I. Davis, Jeffrey T. Kirshner, and David M. Maura – were elected in their place. The new Salton Board of Directors then elected Terry L. Polistina to serve as Chief Executive Officer of Salton and Ivan R. Habibe to serve as Vice President and Chief Financial Officer of Salton. Prior to the closing, Mr. Polistina was Applica’s Chief Operating Officer, having held that title since May 2006, and was also Applica’s Chief Financial Officer, having served in that capacity since January 2001. Mr. Habibe was previously Applica’s Chief Accounting Officer, having held that title since May 2006 and prior thereto held senior finance positions with Applica.

David Maura, a newly elected director of Salton, and a Vice President and Director of Investments of Harbinger Capital Partners, said: “I have worked closely with Terry Polistina and Ivan Habibe since January 2007 when Harbinger acquired Applica. In partnership with Applica’s senior management, we have reduced Applica’s debt by over $110 million since December 2006, while significantly growing Applica’s earnings for calendar year 2007 compared to calendar year 2006. It is our intention to build on our success with Applica and carry that success over to the combined Salton-Applica. We believe the combined company has the potential to become a preeminent global supplier of small household appliances and pet supply products bringing new, exciting and innovative products to retailers and customers around the globe in 2008 and beyond. We believe that Terry and his team are ideally suited to lead the company going forward.”

Mr. Polistina responded saying: “I am excited about the opportunity to lead a dynamic organization with a greater breadth of products, a strengthened international presence and an expanded retailer network. The new Salton will remain committed to delivering quality, innovative products across the Black & Decker®, George Foreman®, Russell Hobbs®, Litter Maid®, Toastmaster® and Farberware® brands. In addition, our relationship with Harbinger will provide an opportunity to seek synergistic acquisitions to create value for shareholders, while bolstering the combined company’s geographical reach and product offerings.”

Houlihan Lokey Howard & Zukin acted as financial advisor and Sonnenschein Nath & Rosenthal LLP acted as legal advisor to Salton. Lazard Freres & Co., LLC acted as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Harbinger Capital Partners and APN.

About Salton, Inc.

Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton®, George Foreman®, Westinghouse ™, Toastmaster®, Melitta®, Russell Hobbs® and Farberware®. It believes its strong market position results from its well-

known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.

About Applica Incorporated

Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products and pet care products. Applica markets products under licensed brand names, such as Black & Decker ® its own brand names, such as Clear2O®, LitterMaid® and Applica® and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean.

About Harbinger Capital Partners

The Harbinger Capital Partners investment team located in New York City manages in excess of $18.5 billion in capital as of December 1, 2007 through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on medium to long term, control oriented and frequently less liquid distressed investments, with flexibility to use other investment strategies and types of securities when attractive opportunities arise.

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton, Inc. undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the ability of the Salton and Applica to integrate their two businesses successfully, (2) the ability of Salton to fully realize the cost savings and any synergies from the transaction, (3) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (4) customer acceptance of the new combined entity, (5) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (6) bankruptcy of or loss of major retail customers or suppliers, (7) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (8) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (9) changes in suppliers, (10) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (11) product liability, regulatory actions or other litigation, warranty claims or returns of products, (12) customer acceptance of changes in costs of, or delays in the development of new products, (13) delays in or increased costs of restructuring programs and (14)

increased competition, including consolidation within the industry; as well as other risks and uncertainties.

Black & Decker® is a trademark of The Black & Decker Corporation, Towson, Maryland.

Contact:

Investor Relations

(954) 883-1000